[BIOFUELS LETTERHEAD]

CONFIDENTIAL AND PROPRIETARY

June 30, 2011

Cargill, Incorporated
15407 McGinty Road, West MS 62
Wayzata, MN  55391
Attn: Dan Dye/Tim Claver

Re:  BioFuel DDG Marketing Agreements

Dear Mr. Dye and Mr. Claver:

We direct your attention to (a) the following agreements by and among Cargill, Incorporated ( “Cargill”) and our subsidiary, Buffalo Lake Energy, LLC (“BLE”): (i) the Distillers Grains Marketing Agreement, dated as of September 25, 2006 (the “BLE Distillers Grains Marketing Agreement”); and (ii) that certain Agreement and Omnibus Amendment  dated as of July 30, 2009 as modified and amended by that certain Letter Agreement dated as of September 23, 2010 (the “BLE Omnibus Agreement” and, together with the BLE Distillers Grains Marketing Agreement, the “BLE Agreements) and (b) the following agreements by and between Cargill and our subsidiary, Pioneer Trail Energy, LLC (“PTE”): (i) the Distillers Grains Marketing Agreement, dated as of September 25, 2006 (the “PTE Distillers Grains Marketing Agreement”); and (ii) that certain Agreement and Omnibus Amendment  dated as of July 30, 2009 as modified and amended by that certain Letter Agreement dated as of September 23, 2010 (the “PTE Omnibus Agreement” and, together with the PTE Distillers Grains Marketing Agreement, the “PTE Agreements”).

In consideration of the mutual agreements contained in this letter and our discussions regarding the resolution of certain payment and performance obligations, respectively, of each of the parties hereto, the parties agree to the following:

1.
Notwithstanding anything to the contrary contained in the BLE Agreements or the PTE Agreements, effective as of the end of business on July 1, 2011, the BLE Distillers Grains Marketing Agreement and the PTE Distillers Grains Marketing Agreement are hereby terminated in their entireties; provided that, the Producer under each respective Distillers Grains Marketing Agreement shall after the termination date continue to produce and sell to Cargill and deliver any DDG that Cargill has contracted to sell to third parties, as set forth on the attached “Schedule A”, or, as mutually agreed by each of Producer and Cargill, Producer shall take an assignment of such contracts and be responsible for their full performance thereafter or such contracts shall be terminated and Producer or its new marketer Gavilon shall enter replacement contracts with such parties on the same terms; and provided further, that, subject to the last sentence of Section 2 below, Cargill will pay the Producers for all invoices either outstanding as of the date hereof, or as may arise in the future due to the Producers complying with the immediately preceding proviso, in each case in accordance with the terms set forth in the BLE Agreements and the PTE Agreements and Producers shall pay Cargill commissions on all tons of DDG sales entered into by Cargill, regardless of whether such sales are delivered, assigned to Producer or Gavilon, or cancelled and a replacement contract entered into by Producer/Gavilon.

Letter Agreement re: Distillers Grains Marketing Agreements
Cargill, Inc.
June 30, 2011

2.
BLE and PTE shall pay to Cargill $277,000 in satisfaction in full of all of the outstanding Deferred DG Commission Payments that have been accrued under the Omnibus Agreements (as defined therein).  The amount payable by BLE and PTE shall be collected by Cargill by setting off and short-paying the last-dated outstanding (as of the date of the termination of the BLE Distillers Grains Marketing Agreement and the PTE Distillers Grains Marketing Agreement) invoices for DDG.

The foregoing shall take effect as of the end of business on July 1, 2011, provided that Cargill may arrange for deliveries on June contracts into the first week of July.  All of the other terms and conditions of the BLE Agreements and PTE Agreements shall remain in full force and effect unless terminated, amended or modified in writing as provided herein.  The parties hereto further agree to cooperate in good faith with each other to transfer any existing DDG sales contracts, to facilitate pending or future deliveries of DDG thereunder, and to execute such further documentation concerning the understandings set forth herein and any issues relating thereto as may be reasonably necessary and mutually acceptable to the parties.

BioFuel Energy Corp., BioFuel Energy, LLC, BLE, PTE and Cargill, on behalf of themselves and their respective successors, assigns, executors and administrators, acknowledge and agree that in mutually terminating the BLE Distillers Grains Marketing Agreement and the PTE Distillers Grains Marketing Agreement no party admits liability of any kind.  Except for each party’s obligations to each other as set forth herein with regard to the execution of existing DDG sales contracts and the payments of the amounts referenced above, BioFuel Energy Corp., BioFuel Energy, LLC, BLE, and PTE hereby agree to fully release Cargill, its affiliates, directors, officers and shareholders  from any and all liabilities, obligations and responsibilities under the BLE Distillers Grains Marketing Agreement and the PTE Distillers Grains Marketing Agreement, and any claims based upon or related thereto, and Cargill hereby agrees to fully release BLE and PTE, their affiliates, directors, officers and shareholders, from any and all liabilities, obligations and responsibilities under the BLE Distillers Grains Marketing Agreement and the PTE Distillers Grains Marketing Agreement, and any claims based upon or related thereto.

If this letter comports with your understanding of our agreement, please sign below as the properly designated representative of Cargill and return to me (via pdf or fax) no later than June 30, 2011.

Sincerely,

BioFuel Energy Corp.

Scott Pearce
President and CEO

Letter Agreement re: Distillers Grains Marketing Agreements
Cargill, Inc.
June 30, 2011

BFE Operating Company, LLC

By:
Its:  Authorized Representative

Pioneer Trail Energy, LLC

By:
Its:  Authorized Representative

Buffalo Lake Energy, LLC

By:
Its: Authorized Representative

Agreed to as of the date first set forth above:

Cargill, Incorporated

_____________________________
Name:
Title:

3

EXHIBIT “A”

[See attached schedule(s) of open contracts.]